Exhibit 10.9

EXHIBIT 10.9—STUART DOSHI EMPLOYMENT AGREEMENT DATED JULY 28, 1997

(EFFECTIVE JULY 1, 1997) AND AMENDMENTS DATED JANUARY 11, 2001, JULY 1, 2003, APRIL 20, 2004, MAY 9, 2005, JULY 28, 2005 AND JANUARY 30, 2006

EMPLOYMENT AGREEMENT

This Employment Agreement is dated July 28, 1997 and effective as of July 1, 1997 (the “Effective Date”), between GeoPetro Resources Company (“Company”) and Stuart Doshi (“Executive”).

RECITALS

1.             Executive is and has been employed by Company from the date that Company was founded. Prior to that, Executive had been involved in the oil and gas business for several years. Through such experience, he has acquired outstanding and special skills and abilities and an extensive background in and knowledge of Company’s business and the oil and gas industry.

2.             The Company and the Executive reached an agreement in June, 1996 regarding the terms and conditions of the employment of the Executive, but such agreement was never reduced to writing and executed by the Executive and the Company (the “Prior Agreement”).

3.             The Company and the Executive wish to amend the terms of the Prior Agreement to (a) increase the Executive’s annual base salary as of the Effective Date, from $96,000 to $144,000, (b) to provide for a waiver by Executive of a $100,000 bonus which would have been payable to the Executive at such time as the Company’s oil and gas properties become productive (which is scheduled to occur within sixty days of the Effective Date), (c) to clarify the scope of Executive’s permissible outside activities, (d) to clarify the amount payable to Executive as compensation for benefits for the balance of the “Term” in the event of an “Involuntary Termination,” each as defined hereinafter, and (e) to make certain additional clarifications. The Company and Executive wish to reduce this revised understanding to writing.

4.             The Company desires assurance of the continued association and services of the Executive and is therefore willing to continue his employment with the Company on the terms and conditions set forth below. Executive desires to continue in the employ of Company and is willing to do so on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and conditions in this agreement, it is agreed as follows:

1. Employment. Company shall employ Executive as President and Chief Executive Officer.

2. Duties and Authority. Until the date of termination of employment hereunder, Company shall continue to employ Executive as its President and Chief Executive Officer, with full power and authority to hire and fire all employees of Company, and to manage and conduct all the business of Company subject to policies reasonably set by the board of directors and consistent with his position as Chief Executive Officer.

3. Outside Activities. Except as provided herein, during his employment, Executive shall devote his full energies, interest, abilities, and productive time to the performance of this agreement and shall not, without Company’s prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this agreement. Notwithstanding the foregoing, the Executive may provide services as a consultant, adviser or the like to businesses not involved in energy related activities, provided that such services do not interfere with Executive’s serving on a full-time basis as President and Chief Executive Officer.

4. Covenant Not to Compete. During the employment term, Executive shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder (other than as a shareholder owning less than five percent (5%) of a publicly traded company), or otherwise, promote, participate, or engage in any activity or other business competitive with Company’s business.

5. Term. Subject to earlier termination as provided in this agreement, Executive shall be employed for a six—year term (the “Term”). On each anniversary of the date hereof, the Term shall be automatically extended for an additional one—year from the date of expiration of the then current Term. Notwithstanding the foregoing, the Term shall terminate automatically upon Executive’s 80th birthday unless both parties agree to extend the Term for additional one-year periods. Either party shall give the other notice at least six (6) months prior to the termination of the Term of its request to extend the Term. The other party shall respond within two months of the date of such notice notifying that party whether or not the Term shall be extended.

6. Accrued Liability for Past Services,  Company and Executive hereby expressly acknowledge and agree that Executive has been entitled to receive as compensation for his services an amount of Eight Thousand Dollars ($8,000) per month for services rendered for the periods prior to the date hereof, although only a portion of such amount actually was paid to Executive. Accordingly, the parties acknowledge and agree that as of December 31, 1996, an aggregate amount of One Hundred Eighty-Five Thousand Six Hundred Thirty Dollars ($185,630) remains payable to Executive for services rendered, and that such amount shall be paid upon the earlier of (i) such time as Company’s Board of Directors may reasonably determine, taking into account the Company’s business plan and cash flow, and (ii) the listing or approval for listing on official notice of issuance, if applicable, of Company’s Common Stock or designation or approval for designation upon official notice of issuance on an interdealer quotation system of the NASD, Inc. on a national or regional securities recognized market (“Public Listing”).

7. Salary. Commencing on the Effective Date, the Company shall pay a basic salary to Executive at the rate of One Hundred Forty-Four Thousand Dollars ($144,000) per year, payable in equal monthly installments (the “Basic Salary”), subject to increase as follows:

(a)           An annual inflation adjustment shall be paid to Executive as set forth in this section, based on the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index of Urban Wage Earners and Clerical Workers (Revised Series), Subgroup “all items,” entitled “Consumers Price Index of Urban Wage Earners and Clerical Workers (Revised Series). If the index for December of any calendar year following 1995 (the “Then Current Index”) exceeds the index for the month in which this agreement is dated (the “Base Index”), Company shall pay to Executive as an inflation adjustment the amount by which the product of the Basic Salary for the given year and the fraction whose numerator is the Then Current Index for that year and whose denominator is the Base Index, exceeds the Basic Salary, in accordance with the following formula:

Inflation Adjustment	=	(Basic Salary	×	Then Current Index)	-	(Basic Salary)
Base Index

The computation required under this section shall be made at the end of the month of publication of the Then Current Index for each calendar year during the term of this agreement, and any inflation adjustment shall be immediately payable.

(b)           Upon Public Listing, the Basic Salary shall be increased to the higher of (i) One Hundred Eighty Thousand Dollars ($180,000) per year and (ii) such amount as equals the average base salary paid to chief executive officers of oil and gas companies with a market capitalization comparable to that of Company (a “Comparable Company”). Such amount shall be subject to the annual inflation adjustment set forth in Section 7(a).

8. Options. As a long term incentive, as of April 30, 1996 the Company granted to Executive non-qualified options (the “Options”) to acquire Seven Hundred Fifty Thousand (750,000) shares of Common Stock. Such options have an exercise price equal to fifty cents ($0.50) per share of the Common Stock. The Options are fully exercisable from the date of grant and have a term of ten (10) years from the date of grant. Executive shall also receive stock options to acquire the greater of (i) the number of Common Shares determined by the Company’s board of directors based on the compensation paid by a Comparable Company to its Chief Executive Officer, and (ii) the amount of Common Shares subject to stock options granted during each such year to each outside director of Company upon the same terms and conditions granted to the outside directors; provided, however, that the initial grant of options to any outside director shall not be deemed a grant for purposes of this sentence.

9. Piggyback Registration Rights. The Executive shall have the following rights with respect to the registration by the Company of the Common Stock issuable upon conversion of the Options and any other shares as may be issued by the Company to the Executive (the “Registrable Securities”). If the Company proposes to file with the SEC any registration statement for registration under the Act other than the Company’s initial registration statement (the “Registration Statement”), the Company will give written notice of such intention to the Executive at least thirty (30) days prior to the proposed filing date offering to include the Executive’s Registrable Securities, subject to the limitations set forth herein. If a representative of the underwriter advises the Company that marketing factors require a limitation on the number of shares underwritten, the number of shares to be included by the Executive shall be allocated among the Executive and any other holders of registration rights pro rata in accordance with the number of shares of Common Stock requested to be included in such registration. Subject to the foregoing limitation, upon receipt by the Company of a request to include in such filing a registration of the Executive’s Registrable Securities, the Company shall include such Registrable Securities in such filing at no expense to the Executive, except for the underwriting discounts, commissions and spreads with respect to such Registrable Securities, transfer taxes incurred by the Executive and fees and expenses of counsel for the Executive, if any, all of which shall be paid by the Executive, unless otherwise required by the blue sky laws of any state. Except as expressly provided herein, all of the terms and conditions of the Piggyback Registration Rights set forth in Article III Section 1(a) of the Subscription Agreement (the “Subscription Agreement”) set forth as Exhibit A to that certain Private Placement Memorandum of the Company dated May 30, 1996 are hereby incorporated herein by reference.

10. Bonus. Executive shall be eligible for annual bonuses during the Term in such amounts as shall be determined by the Company’s board of directors.

11. Additional Benefits. During the employment term, Executive shall be entitled to receive all other benefits of employment generally available to Company’s other executive and managerial employees when and as he becomes eligible for them, including participation in any 401(k) or similar pension plan, group health, life and disability insurance benefits. During the employment term, Company shall reimburse Executive for reasonable out—of—pocket expenses incurred in connection with Company’s business, including travel expenses, food, and lodging while away from home, subject to such policies as Company may from time to time reasonably establish for its employees. In addition, during the employment term, Company shall furnish to Executive an automobile owned by Company; Company shall defray the reasonable costs of its operation, including, without limitation, fuel and repair costs and the cost of a parking space at the Company’s executive office. Executive shall be eligible for six (6) weeks annual vacation. During the term of this Agreement, Company will maintain, at Company’s expense, term insurance upon Executive’s life in the face amount of One Million Dollars ($1,000,000). Such insurance will be payable to the beneficiary that Executive shall designate. Executive may change such designation from time to time, provided all such designations are made in writing to Company. In the absence of any such designation, the insurance shall be payable to Executive’s estate. Such insurance shall be in addition to the group term life insurance that Company normally maintains for the benefit of salaried employees generally.

12. Indemnification by Employer and Insurance. Company shall, to the maximum extent permitted by law, indemnify and hold Executive in his capacity as director and employee of the Company harmless against expenses, including reasonable attorney’s fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Executive’s employment by Company. Company shall advance to Executive any expense incurred in defending any such proceeding to the maximum extent permitted by law. Effective upon Public Listing, Company shall purchase and maintain indemnity insurance, if available at a reasonable cost to the Company, on behalf of Executive in the amount of Ten Million Dollars ($10,000,000) against any liability asserted against or incurred by Executive arising out of his employment by Company. This indemnification obligation shall be in addition to, and not in limitation of, any indemnification obligations set forth in any Indemnification Agreement with the Company or in the Subscription Agreement.

13. Termination Prior to Expiration of Term and Effects of Such Termination.

(a)           Notwithstanding any other provisions of this agreement, Company shall have the right to terminate Executive’s employment under this agreement at any time prior to the expiration of the Term for any of the following reasons:

(i)            For “cause” upon the good faith determination by the Board of Directors of Company that “cause” exists for the termination of the employment relationship. As used in this Section 13 (a), the term “cause” shall mean termination by action of Company’s Board of Directors because of Executive’s (A) final conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); (B) willful refusal without proper legal cause to perform Executive’s duties and responsibilities; or (C) willfully engaging in conduct which Executive has or should have reason to know may be materially injurious to Company. In case of (C), such termination shall be effected by at least thirty (30) days’ prior written notice thereof delivered by Company to Executive; provided, however, that if within seven (7) days following the date of such notice, Executive shall cease to engage in such conduct and shall use Executive’s best efforts to perform his duties and responsibilities hereunder, then the termination shall not be effective; provided further, however, that Company shall consult in good faith with Executive and provide a reasonable opportunity for Executive to be heard by the Board of Directors of Company prior to providing any written notice of termination;

(ii)           for any other reason whatsoever, with or without cause, in the sole discretion of the Board of Directors of Company;

(iii)          upon Executive’s death; or

(iv)          upon Executive’s becoming incapacitated by accident, sickness, or other circumstance which renders him mentally or physically incapable of performing at a level of at least 75% the duties and services required of Executive.

The termination of Executive’s employment by Company prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 13(a)(i); the effect of such termination is specified in Section 13(d). The termination of Executive’s employment by Company prior to the expiration of the Term shall constitute an “Involuntary Termination” if made pursuant to Section 13(a) (ii); the effect of such termination is specified in Section 13(e). The effect of the employment relationship being terminated pursuant to Section 13(a) (iii) as a result of Executive’s death is specified in Section 13(f). The effect of the employment relationship being terminated pursuant to Section 13(a)(iv) as a result of the Employee becoming incapacitated is specified in Section 13(g).

(b)           Notwithstanding any other provisions of this agreement, Executive shall have the right to terminate the employment relationship under this agreement at any time prior to the expiration of the Term of employment for any of the following reasons:

(i)            a material breach by Company of any material provision of this agreement which remains uncorrected for thirty (30) days following written notice of such breach by Executive to Company; or

(ii)           for any other reason whatsoever, in the sole discretion of Executive.

The termination of Executive’s employment by Executive prior to the expiration of the Term shall constitute an “Involuntary Termination” if made pursuant to Section 13(b)(i); the effect of such termination is specified in Section 13(e). The termination of Executive’s employment by Executive prior to the expiration of the Term shall constitute a “Voluntary Termination” if made pursuant to Section 13(b) (ii); the effect of such termination is specified in Section 13(c).

(c)           Upon a “Voluntary Termination” of the employment relationship by Executive prior to expiration of the Term, Executive may, at his option, exercise or retain his vested stock options, and he shall have the right to receive, on a prorated basis through the date of Voluntary Termination, all of the benefits and payments provided for herein, including, without limitation, the salary adjustment provided for in Section 7(a). All unvested stock options and unvested restricted Common Share awards shall be forfeited. In the event of a Voluntary Termination, Executive shall also be entitled to receive his pro rata Basic Salary through the date of termination, and all other rights and benefits Executive may have under the employee and/or group or senior executive benefit plans and programs of Company shall be determined in accordance with the terms and conditions of such plans and programs.

(d)           If Executive’s employment hereunder shall be terminated by Company for Cause prior to expiration of the Term, Executive shall be entitled to receive his pro rata Basic Salary through the date of termination, and all other rights and benefits Executive may have under the employee and/or group or senior executive benefit plans and programs of Company shall be determined in accordance with the terms and conditions of such plans and programs. Executive may, at his option, exercise any vested stock options within 30 days of termination.

(e)           Upon an Involuntary Termination of the employment relationship by either Company or Executive prior to expiration of the Term, Executive shall be entitled, in consideration of Executive’s continuing obligations hereunder after such termination, to receive immediately in cash an amount equal to Executive’s Base Salary for the remainder of the Term. In addition, the Company shall immediately pay Executive an additional cash amount equal to twenty percent (20%) of Executive’s then effective Base Salary multiplied by the number of years (prorated for any partial years) remaining in the Term as payment for the benefits which otherwise would have been provided during the remainder of the Term pursuant to this agreement. Company shall additionally be obligated immediately to purchase for cash all vested stock options and vested restricted Common Shares, without discount for liquidity or minority position, then held by Executive at the then current fair market value. As used in this agreement, “Involuntary Termination” shall also mean termination of Executive’s employment with Company if such termination results from termination by Executive within sixty (60) days of and in connection with or based upon (x) reduction in title, duties or authority to below Chief Executive Officer, or (y) Executive ceasing to report directly to the Board of Directors.

Executive’s rights under this Section 13(e) are Executive’s sole and exclusive rights against Company, or its affiliates, and Company’s sole and exclusive liability to Executive under this agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Executive covenants not to sue or lodge any claim, demand or cause of action against Company for any sums for Involuntary Termination other than those sums specified in this Section 13(e). If Executive breaches this covenant, Company shall be entitled to recover from Executive all sums expended by Company (including costs and attorneys’ fees) in connection with such suit, claim, demand or cause of action.

(f)            Upon termination of the employment relationship as a result of Executive’s death, Executive’s heirs, administrators, or legatees shall be entitled to Executive’s pro rata Basic Salary through the date of such termination. In the event of such termination due to death, all other rights and benefits the Executive or his heirs, administrators or legatees may have under the employee and/or group or senior executive benefit plans and programs of Company shall be determined in accordance with the terms and conditions of such plans and programs.

(g)           Upon termination of the employment relationship as a result of Executive’s incapacity, Executive shall be entitled to his pro rata Basic Salary through the date of termination. In the event of such termination due to incapacity, all other rights and benefits the Executive may have under the employee and/or group or senior executive benefit plans and programs of Company shall be determined in accordance with the terms and conditions of such plans and programs.

(h)           Termination of the employment relationship does not terminate those obligations imposed by this agreement which are continuing obligations.

(i)            Executive shall not be under any duty or obligation to seek or accept other employment following termination of this agreement (for whatever reason) and the amounts due Executive hereunder shall not be reduced or suspended if Executive accepts subsequent employment.

14. Agreement Survives Combination or Dissolution. This agreement shall not be terminated by Company’s voluntary or involuntary dissolution or by any merger in which Company is not the surviving or resulting corporation, or on any transfer of all or substantially all of Company’ assets. In the event of any such merger or transfer of assets, the provisions of this agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

15. Arbitration. Any controversy or claim arising out of or relating to this agreement, or breach of this agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be a single arbitrator chosen by mutual agreement of the parties, or in the absence of an agreement, by a judge in the Superior Court of San Francisco County. Each party shall pay all fees and expenses of his own attorneys, and the expenses of his witnesses and all other expenses connected with presenting his case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne equally by the parties.

16. Choice of Law. The formation, construction, and performance of this agreement shall be construed in accordance with the laws of California.

17. Notices. Any notice to Company required or permitted under this agreement shall be given in writing to Company, either by personal service or by registered or certified mail, postage prepaid, at its then principal place of business. Any such notice to Executive shall be given in a like manner and, if mailed, shall be addressed to Executive at his home address then shown in Company’s files. For the purpose of determining compliance with any time limit in this agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

18. Severability. If any provision of this agreement is held invalid or unenforceable, the remainder of this agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

19. Execution. Executed by the parties as of the day and year first above written.

GEOPETRO RESOURCES COMPANY
By:	“Lawrence Barker, Jr.”

Its:	Chairman & Vice President

Stuart J. Doshi

STUART DOSHI EMPLOYMENT AGREEMENT AMENDMENT

DATED JANUARY 11, 2001

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 11th day of January 2001, by and between GeoPetro Resources Company, a California corporation (“Company”) and Stuart Doshi (“Executive”).

RECITALS

A.            Company and Executive are the parties to that certain Employment Agreement dated June 28, 1997 (the “Original Agreement”).

B.            The parties hereto now wish to amend the Original Agreement as set forth below.

NOW, THEREFORE, Company and Executive hereby agree as follows:

1. Amendment of Original Agreement.

(a)           The parties hereby amend the definition of the term “Basic Salary” for purposes of the Original Agreement, effective January 1, 2001, to be as follows:

Two Hundred Forty Thousand Dollars ($240,000)

per year, payable in equal monthly installments.

(b)           Section 7(b) of the Original Agreement is hereby revised to read in full as follows:

(b)  Upon Public Listing, the Basic Salary shall be increased to the higher of (i) Two Hundred Forty Thousand Dollars ($240,000) per year and (ii) such amount as equals the average base salary paid to chief executive officers of oil and gas companies with a market capitalization comparable to that of Company (a “Comparable Company”). Such amount shall be subject to the annual inflation adjustment set forth in Section 7(a).

2. Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement are so superseded, they shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Company and Executive have executed this Amendment as of the date first above written.

GeoPetro Resources Company
By:	Kevin Delehanty	Stuart Doshi
Title:	Director

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this           day of July 2003, by and between GeoPetro Resources Company, a California corporation (“Company”) and Stuart J. Doshi (“Executive”).

RECITALS

A.           Company and Executive are the parties to that certain Employment Agreement dated June 28, 1997 (the “Original Agreement”), and to that certain Amendment to Employment Agreement dated January 11, 2001.

B.            The parties hereto now wish to amend the Original Agreement as amended as set forth below.

NOW, THEREFORE, Company and Executive hereby agree as follows:

1.             Amendment of Original Agreement.

(a)                                   The parties hereby amend the definition of the term “Basic Salary” for purposes of the Original Agreement as amended, effective July 1, 2003, to be as follows:

Three Hundred Thousand Dollars ($300,000.00) per year, payable in equal monthly installments.

(b)                                  Section 7(b) of the Original Agreement as amended is hereby revised to read in full as follows:

(b)              Upon Public Listing, the Basic Salary shall be increased to the higher of (i) Three Hundred Thousand Dollars ($300,000.00) per year and (ii) such amount as equals the average base salary paid to chief executive officers of oil and gas companies with a market capitalization comparable to that of Company (a “Comparable Company”). Such amount shall be subject to the annual inflation adjustment set forth in Section 7(a).

2.             Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement are so superseded, they shall remain in full force and effect.

3.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Company and Executive have executed this Amendment as of the date first above written.

GeoPetro Resources Company

/s/ Kevin Delehanty	/s/ Stuart J. Doshi
By:	Stuart J. Doshi

Title: Director

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 20th day of April, 2004, by and between GeoPetro Resources Company, a California corporation (“Company”) and Stuart J. Doshi (“Executive”).

RECITALS

A.                                   The Company and Executive are parties to the Employment Agreement dated June 28, 1997 (the “Original Agreement”), as amended by the Amendment to Employment Agreement dated January 11, 2001 and the Second Amendment to Employment Agreement dated July 1, 2003.

B.                                     The parties hereto now wish to amend the Original Agreement as amended as set forth below.

NOW THEREFORE, Company and Executive hereby agree as follows:

1.                                       Amendment of Original Agreement.

The parties hereby amend the Original Agreement by deleting Section 7(b) of the Original Agreement in its entirety.

2.                                       Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement are so superseded, they shall remain in full force and effect.

3.                                       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF Company and Executive have executed this agreement as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ J. Chris Steinhauser	/s/ Stuart J. Doshi
By:	STUART J. DOSHI
Title: Chief Financial Officer

FOURTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made this 9th day of May, 2005, by and between GeoPetro Resources Company, a California corporation (“Company”) and Stuart J. Doshi (“Executive”).

RECITALS

A.                                   Company and Executive are parties to the Employment Agreement dated June 28, 1997 (the “Original Agreement”), as amended by the Amendment to Employment Agreement dated January 11, 2001, the Second Amendment to Employment Agreement dated July 1, 2003 and the Third Amendment to Employment Agreement dated April 20, 2004.

B.                                     The parties hereto now wish to amend the Original Agreement as amended as set forth below.

NOW THEREFORE, Company and Executive hereby agree as follows;

1.                                       Amendment of Original Agreement.

(a)                                  Section 5 of the Original Agreement is hereby revised to read in full as follows:

Term. Subject to earlier termination as provided in this agreement, the employment term of this agreement (the “Term”) shall be a six-year term commencing effective May 1, 2005 (the “Initial Term”). The Term shall automatically be extended for successive two-year renewal terms (each a “Renewal Term”) at the end of the Initial Term and at the end of each Renewal Term unless (a) (i) a majority of the members of the board of directors of the Company adopts a resolution to the effect that this agreement will not be renewed past the Term or then-current Renewal Term, as the case may be, and (ii) the Company provides notice of such non-renewal at least six months prior to the end of the Initial Term or the then-current Renewal Term, as the case may be, or (b) Executive provides notice at any time prior to the end of the Initial Term or the then-current Renewal Term, as the case may be, that he elects not to renew the Term.

(b)                                 The first paragraph of Section 13(e) of the Original Agreement is hereby revised to read in full as follows:

Upon an Involuntary Termination of the employment relationship by either Company or Executive prior to the expiration of the Term, Executive shall be entitled, in consideration of Executive’s continuing obligations hereunder after such termination, to receive immediately in cash an amount equal to (a) the greater of (i) Executive’s salary (including Executive’s Basic Salary as adjusted from year to year in accordance with Section 7(a) hereof) for the remainder of the Term, or

(ii) Executive’s then-effective annual salary (including Executive’s Basic Salary as adjusted from year to year in accordance with Section 7(a) hereof) multiplied by four (4), (b) the aggregate amount of the bonuses awarded to Executive by Company pursuant to Section 10 hereof in respect of the previous four fiscal years, and (c) an amount equal to 20% of the aggregate amount to which Executive is entitled under clause (a)(i) or (a)(ii) above, as applicable, as payment for the benefits which otherwise would have been provided pursuant to this agreement. Company shall additionally be obligated immediately to purchase for cash all vested stock options and vested restricted Common Shares, without discount for liquidity or minority position, then held by Executive at the then current fair market value and such repurchased stock options and restricted Common Shares shall be returned to the Company for cancellation. In addition, all stock options granted pursuant hereto or pursuant to the Company’s stock option plan that remain unvested as of the date of any such Involuntary Termination shall immediately vest on such date and Executive shall be entitled to exercise such stock options until their respective expiry dates.

As used in this agreement, “Involuntary Termination” shall also mean the non-renewal of the Term by the Company pursuant to Section 5(a) hereof or termination of Executive’s employment with company if such termination results from termination by Executive within ninety (90) days of and in connection with or based upon (x) a Change of Control of the Company, (y) reduction in title, duties or authority to below Chief Executive Officer, or (z) Executive ceasing to report directly to the Board of Directors.

A “Change in Control” shall be deemed to have occurred if (i) person becomes, after the date hereof, the owner or “beneficial owner” (as defined in the Securities Act (Ontario)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any two year period, individuals who at the beginning of such period constitute the board of directors, including for this purpose any additional director whose election was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) the Company consummates a merger, amalgamation, arrangement or consolidation of the Company or other similar transaction with or into another corporation or business entity (a “Reorganization”), the result of which is that the shareholders of the Company at the time of the execution of the agreement relating to the Reorganization own less than 50% of the total equity of the corporation surviving or resulting from the Reorganization or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; or (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company.

2.                                       Effective Date. The terms of this amendment will be effective as of May 1, 2005, provided that the parties hereto agree that this Amendment shall be ‘terminated and the terms herein shall be repealed and be of no further force and effect in the event that: (i) Company’s engagement of Dundee Securities Corporation (“Dundee”) to underwrite an initial public offering of Company’s shares of common stock is terminated by either Company or Dundee, or (ii) Company has not completed an initial public offering of Company’s shares of common stock by the close of business on September 30, 2005. In the event that this amendment is terminated as described herein, the employment arrangement between Company and Executive shall thereafter be governed by the Original Agreement, as amended prior to the date of this amendment.

3.                                       Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement arc so superseded, they shall remain in full force and effect.

4,                                       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF Company and Executive have executed this agreement as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ Kevin Delchanty	/s/ Stuart J. Doshi
By:	STUART J. DOSHI
Title: Director

RESTATED FOURTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This RESTATED FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective the this 9th day of May, 2005, by and between GeoPetro Resources Company, a California corporation (“Company”) and Stuart J. Doshi (“Executive”).

RECITALS

A.                                   Company and Executive are parties to the Employment Agreement dated June 28, 1997 (the “Original Agreement”), as amended by the Amendment to Employment Agreement dated January 11, 2001, the Second Amendment to Employment Agreement dated July 1, 2003 and the Third Amendment to Employment Agreement dated April 20, 2004.

B.                                     Company and Executive entered into a Fourth Amendment to Employment Agreement dated May 9, 2005 (the “Original Fourth Amendment”).

C.                                     The parties hereto now wish to amend and restate the Original Fourth Amendment to give effect to the amendments to the Original Agreement as set forth below.

NOW THEREFORE, Company and Executive hereby agree as follows:

1.                                       Amendment of Original Agreement

(a)                                  Section 5 of the Original Agreement is hereby revised to read in fall as follows:

Term. Subject to earlier termination as provided in this agreement, the employment term of this agreement (the “Term”) shall be a five-year term commencing effective May 1, 2005 (the “Initial Term”), The Term shall automatically be extended for successive two-year renewal terms (each a “Renewal Term”) at the end of the Initial Term and at the end of each Renewal Term unless (a) (i) a majority of the members of the board of directors of the Company adopts a resolution to the effect that this agreement will not be renewed past the Term or then-current Renewal Term, as the case may be, and (ii) the Company provides notice of such non-renewal at least six months prior to the end of the Initial Term or the then-current Renewal Term, as the case may be, or (b) Executive provides notice at any time prior to the end of the Initial Term or the then-current Renewal Term, as the case may be, that he elects not to renew the Term.

(b)                                 The first paragraph of Section 13(e) of the Original Agreement is hereby revised to read in full as follows:

Upon an Involuntary Termination of the employment relationship by either Company or Executive prior to the expiration of the Term,

Executive shall be entitled, in consideration of Executive’s continuing obligations hereunder after such termination, to receive immediately in cash an amount equal to (a) the greater of (i) Executive’s salary (including Executive’s Basic Salary as adjusted from year to year in accordance with Section 7(a) hereof) for the remainder of the Term, or (ii) Executive’s then-effective annual salary (including Executive’s Basic Salary as adjusted from year to year in accordance with Section 7(a) hereof) multiplied by four (4), (b) the aggregate amount of the bonuses awarded to Executive by Company pursuant to Section 10 hereof in respect of the previous four fiscal years, and (c) an amount equal to 20% of the aggregate amount to which Executive is entitled under clause (a)(i) or (a)(ii) above, as applicable, as payment for the benefits which otherwise would have been provided pursuant to this agreement. Company shall additionally be obligated immediately to purchase for cash all vested stock options and vested restricted Common Shares (collectively, the “Incentive Securities”) without discount for liquidity or minority position, then held by Executive at the fair market value at the time of the Involuntary Termination, and such repurchased Incentive Securities shall be returned to the Company for cancellation, provided that at Company’s option, the Company may elect to purchase one third of the Incentive Securities at the time of the Involuntary Termination and one third of the Incentive Securities on each of the first and second anniversaries of the Involuntary Termination. In addition, all stock options granted pursuant hereto or pursuant to the Company’s stock option plan that remain unvested as of the date of any such Involuntary Termination shall immediately vest on such date and Executive shall be entitled to exercise such stock options until their respective expiry dates.

As used in this agreement, “Involuntary Termination” shall also mean the non-renewal of the Term by the Company pursuant to Section 5(a) hereof or termination of Executive’s employment with company if such termination results from termination by Executive within ninety (90) days of and in connection with or based upon (x) a Change of Control of the Company, (y) reduction in title, duties or authority to below Chief Executive Officer, or (z) Executive ceasing to report directly to the Board of Directors.

A “Change in Control” shall be deemed to have occurred if (i) any person becomes, after the date hereof, the owner or “beneficial owner” (as defined in the Securities Act (Ontario)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any two year period, individuals who at the beginning of such period constitute the board of directors, including for this purpose any additional director whose election was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) the Company consummates a merger, amalgamation, arrangement or consolidation of the Company or other similar transaction with or into another corporation or business entity (a “Reorganization”), the result of which is that the shareholders of the

Company at the time of the execution of the agreement relating to the Reorganization own less than 50% of the total equity of the corporation surviving or resulting from the Reorganization or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; or (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company.

2.                                       Effective Date. The terms of this amendment will be effective as of May 1, 2005, provided that the parties hereto agree that this Amendment shall be terminated and the terms herein shall be repealed and be of no further force and effect in the event that: (i) Company’s engagement of Dundee Securities Corporation (“Dundee”) to underwrite an initial public offering of Company’s shares of common stock is terminated by either Company Of Dundee, or (ii) Company has not completed an initial public offering of Company’s shares of common stock by the close of business on September 30, 2005. In the event that this amendment is terminated as described herein, the employment arrangement between Company and Executive shall thereafter be governed by the Original Agreement, as amended prior to the date of this amendment.

3.                                       Replacement of Original Fourth Amendment. The Original Fourth Amendment is hereby rescinded in its entirety and is replaced by this Amendment.

4.                                       Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement are so superseded, they shall remain in full force and effect.

5.                                       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF Company and Executive have executed this agreement as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ Kevin Delchanty	/s/ Stuart J. Doshi
By: Kevin Delchanty	STUART J. DOSHI
Title: Director

FIFTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Fifth Amendment”) is made effective the this 28th day of July, 2005, by and between GeoPetro Resources Company, a California corporation (“Company”) and Stuart J. Doshi (“Executive”).

RECITALS

A.                                   Company and Executive are parties to the Employment Agreement, dated June 28, 1997 (the “Original Agreement”), as amended by the Amendment to Employment Agreement, dated January 11, 2001, the Second Amendment to Employment Agreement, dated July 1, 2003, the Third Amendment to Employment Agreement, dated April 20, 2004 and the Restated Fourth Amendment to Employment Agreement, dated May 9, 2005 (the “Fourth Amendment”),  The Original Agreement, as amended through and including the Fourth Amendment, is referred to as the “2004 Agreement.”

B.                                     The parties hereto now wish to amend the 2004 Agreement as set forth below,

NOW THEREFORE, Company and Executive hereby agree as follows:

1.                                       Amendment of 2004 Agreement.

(a)                                  Section 5 of the 2004 Agreement is hereby revised to read in full as follows:

Term. Subject to earlier termination as provided in this agreement, the employment term of this agreement (the “Term”) shall be a five-year term commencing effective May 1, 2005 (the “Initial Term”). The Term shall automatically be extended for successive two-year renewal terms (each a “Renewal Term”) at the end of the Initial Term and at the end of each Renewal Term unless (a) (i) a majority of the members of the board of directors of the Company adopts a resolution to the effect that this agreement will not be renewed past the Term or then-current Renewal Term, as the case may be, and (ii) the Company provides notice of such non-renewal at least six months prior to the end of the Initial Term or the then-current Renewal Term, as the case may be, or (b) Executive provides notice at any time prior to the end of the Initial Term or the then-current Renewal Term, as the case may be, that he elects not to renew the Term. Notwithstanding the foregoing, the Term shall terminate automatically at the end of the calendar year in which Executive attains age 75 unless both parties agree to extend the Term for additional one-year periods.

(b)                                 The first paragraph of Section 13(e) of the 2004 Agreement is hereby revised to read in full as follows:

Upon an Involuntary Termination of the employment relationship by either Company or Executive prior to the expiration of the Term:

(i) Executive shall be entitled, in consideration of Executive’s continuing obligations hereunder after such termination, to receive immediately in cash an amount equal to (a) the greater of (x) Executive’s salary (including Executive’s Basic Salary as adjusted from year to year in accordance with Section 7(a) hereof) for the remainder of the Term, or (y) Executive’s then-effective annual salary (including Executive’s Basic Salary as adjusted from year to year in accordance with Section 7(a) hereof) multiplied by four (4), (b) the aggregate amount of the bonuses awarded to Executive by Company pursuant to Section 10 hereof in respect of the previous four fiscal years, and (c) an amount equal to 20% of the aggregate amount to which Executive is entitled under clause (a)(x) or (a)(y) above, as applicable, as payment for the benefits which otherwise would have been provided pursuant to this agreement; and

(ii) Executive shall be deemed to have exercised by a cash payment all of his vested stock options and delivered to Company (a) all shares of Common Stock he would have received upon exercise, as well as (b) all vested restricted shares of Common Stock (with (a) and (b) together, the “Tendered Shares”) and in return therefore Company shall deliver to Executive such number of shares of Common Stock (the “Termination Shares”) equal to the quotient of; (i) the difference between (A) the aggregate total Fair Market Value of all of the Tendered Shares (as Fair Market Value is defined in Company’s 2004 Stock Option and Appreciation. Rights Plan, notwithstanding the fact that not all, and possibly none, of Executive’s options or restricted shares were granted under such Plan), less (B) the aggregate total exercise price, if any, for all of the Tendered Shares; over (ii) the Fair Market Value of one share of Common Stock. The Termination Shares to be delivered to Executive under this paragraph shall (a) have been registered by Company with the U.S. Securities and Exchange Commission pursuant to an effective Form S-8 Registration Statement or other registration statement permitting the immediate public resale thereof; and (b) if shares of Common Stock are traded on an exchange outside of the United States (a “Foreign Exchange”) at the time of an Involuntary Termination, Company shall also have taken all necessary steps, including all governmental registration(s) or filing(s), to permit Executive to immediately sell the Termination Shares on such Foreign Exchange.

In the event the registration(s) and filing(s) described in the prior sentence shall not have become effective by the time of any Involuntary Termination, then in lieu of the exchange of Option Shares for Termination Shares described above, Company shall be obligated immediately to purchase for cash all vested stock options and vested restricted Common Shares (collectively, the “Incentive Securities”)

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without discount for liquidity or minority position, then held by Executive at the fair market value at the time of the Involuntary Termination, and such repurchased Incentive Securities shall be returned to the Company for cancellation. In addition, all stock options granted pursuant hereto or pursuant to the Company’s stock option plan that remain unvested as of the date of any such Involuntary Termination shall immediately vest on such date and Executive shall be entitled to exercise such stock options until their respective expiry dates.

As used in this agreement, “Involuntary Termination” shall also mean (except for the termination provided for in Section 5(a) as a result of attaining age 75) the non-renewal of the Term by the Company pursuant to Section 5(a) hereof or termination of Executive’s employment with company if such termination results from termination by Executive within ninety (90) days of and in connection with or based upon (x) a Change of Control of the Company, (y) reduction in title, duties or authority to below Chief Executive Officer, or (z) Executive ceasing to report directly to the Board of Directors.

A “Change in Control” shall be deemed to have occurred if (1) any person becomes, after the date hereof, the owner or “beneficial owner” (as defined in the Securities Act (Ontario)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any two year period, individuals who at the beginning of such period constitute the board of directors, including for this purpose any additional director whose election was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) the Company consummates a merger, amalgamation, arrangement or consolidation of the Company or other similar transaction with or into another corporation or business entity (a “Reorganization”), die result of which is that the shareholders of the Company at the time of the execution of the agreement relating to the Reorganization own less than 50% of the total equity of the corporation surviving or resulting from the Reorganization or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; or (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company.

2.                                       Effective Date. The terms of this Fifth Amendment will be effective as of July 28, 2005, provided that the parties hereto agree that this Fifth Amendment and the Fourth Amendment shall be terminated and the terms herein and therein shall be repealed and be of no further force and effect in the event that: (i) Company’s engagement of Dundee Securities Corporation (“Dundee”) to underwrite an initial public offering of Company’s shares of common stock is terminated by either Company or Dundee, or (ii) Company has not completed an initial public offering of Company’s shares of common stock by the close of business on December 31 , 2005. In the event that this Fifth Amendment and the

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Fourth Amendment are terminated as described herein, the employment arrangement between Company and Executive shall thereafter be governed by the Original Agreement, as amended prior to the date of the Fourth Amendment.

3.                                       Integration. To the extent of any inconsistencies between the terms and conditions of the 2004 Agreement as amended prior to the date hereof and those of this Fifth Amendment, this Fifth Amendment shall govern. Except to the extent that the provisions of the 2004 Agreement as amended prior to the date hereof are so superseded, they shall remain in full force and effect.

4.                                       Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF Company and Executive have executed this agreement as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ Kevin M. Delchanty	/s/ Stuart J. Doshi
By: Kevin M. Delchanty	STUART J. DOSHI
Title: Director

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SIXTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “SIXTH AMENDMENT”) is made effective this 30th day January, 2006 by and between GeoPetro Resources Company, a California Corporation (“Company”) and Stuart J. Doshi (“Executive”).

RECITALS

A.            Company and Executive are parties to the Employment Agreement, dated June 28, 1997 (the “Original Agreement”), as amended by the Amendment to Employment Agreement, dated January 11, 2001, the Second Amendment to Employment Agreement, dated July 1, 2003, the Third Amendment to Employment Agreement, dated April 20,2004, the Restated Fourth Amendment to Employment Agreement dated May 9, 2005 (The “Fourth Amendment”), and the Fifth Amendment to Employment Agreement dated July 28, 2005 (the “Fifth Amendment”). The Original Agreement, as amended through and including the Fifth Amendment, is referred to as the “2004 Agreement.”

B.            The parties hereto now wish to amend the 2004 Agreement as set forth below.

NOW THEREFORE, Company and Executive hereby agree as follows:

1.               Effective Date. The parties hereto agree that the terms of the Fourth Amendment and Fifth Amendment shall be in full force and effect and that the terms shall continue in effect provided that the (i) Company’s engagement of Dundee Securities Corporation (“Dundee”) to underwrite an initial public offering of the Company’s shares of common stock is not terminated, or (ii) Company has completed an initial public offering of Company’s shares of common stock by the close of business on March 31, 2006.

2                  Integration. To the extent of any inconsistencies between the terms and conditions of the 2004 Agreement as amended prior to the date hereof and those of this Sixth Amendment, this Sixth Amendment shall govern. Except to the extent that the provisions of the 2004 Agreement prior to the date hereof are so superseded, they shall remain if full force and effect.

3.               Counterparts. This Sixth Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF Company and Executive have executed this agreement as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ J. Chris Stenhauser	/s/ Stuart J. Doshi
By: J. Chris Stenhauser	STUART J. DOSHI
Title: Chief Financial Officer